SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PARK-OHIO INDUSTRIES

                    GAMCO INVESTORS, INC.
                                 8/31/00            5,000             9.9000
                                 8/31/00            3,200             9.9219
                                 8/21/00            4,500             9.4375
                                 8/18/00            5,500             9.2614
                                 8/17/00            1,800             9.3611
                                 8/11/00            5,000             9.1250
                                 7/21/00            5,000             9.5500
                                 7/21/00            2,000             9.5000
                                 7/03/00            3,200-             *DO
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 8/17/00            5,000             9.5000
                         GABELLI EQUITY TRUST
                                 7/24/00            5,000             9.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.